Exhibit T3A-52

                        DEPARTMENT OF REGULATORY AGENCIES

                                 STATE OF HAWAII

In the Matter of the Incorporation                   )
                                                     )
                  of                                 )
                                                     )
AMFAC/C-E HAWAII, INC.                               )
                                                     )
-----------------------------------------------------

                            ARTICLES OF INCORPORATION

                                       AND

                              AFFIDAVIT OF OFFICERS

                                                     Kenneth A. Odell - No. 2295
                                                     700 Bishop Street
                                                     Honolulu, Hawaii 96813
                                                     Telephone: 945-8216

                                                     Attorney for Incorporator

                                 STATE OF HAWAII
                        DEPARTMENT OF REGULATORY AGENCIES
                         Business Registration Division
                              1010 Richards Street
              Mailing Address: P. O. Box 40, Honolulu, Hawaii 96810

In the Matter of the Amendment of                    )
the Articles of Incorporation of                     )
                                                     )
                                                     )
Amfac/C-E Hawaii, Inc.                               )
                                                     )
-----------------------------------------------------

                            CERTIFICATE OF AMENDMENT

         The undersigned duly authorized officers of Amfac/C-E Hawaii. Inc., a Hawaii corporation, do hereby certify as follows:

                        (line out inapplicable statement)

A. That at a special meeting of the stockholders of said corporation duly called for the purpose of changing the name of the corporation and held
         at     on the            day of                             19       it
           -----      ------------       ---------------------------   -------
         was voted by the holders of             shares outof            shares
                                    -------------             ------------
         of stock issued, outstanding, and having voting power, to amend the Articles of Incorporation by deleting the name "
                                                         -----------------------
         ----------------------------------------------------------------------"
         wherever it appears in the Articles of Incorporation, and inserting in lieu thereof the name "------------------- --------------------------".

B. That all of the stockholders of the corporation entitled to vote have consented in writing, in lieu of a meeting, to amend the Articles of Incorporation by deleting the name "Amfac/C-E Hawaii, Inc." wherever it appears in the Articles of Incorporation, and inserting in lieu thereof the name "Combustion Engineering Hawaii, Inc.".

         IN WITNESS WHEREOF, the undersigned have hereunto set their hands this 26th day of November 1980.

                                              /s/ George St. John
                                              --------------------------------
                                              Office Held: Vice President

                                              /s/ Kenneth A. Odell
                                              --------------------------------
                                              Office Held: Assistant Secretary

STATE OF HAWAII                     )
                                    )        ss.
City & County of Honolulu           )
------------------------------------

George St. John and Kenneth A. Odell being first duly sworn on oath depose and say that they are the Vice President and Assistant Secretary respectively, of Amfac/C-E Hawaii, Inc.;
                                      (state present name and not proposed name)

that as such officers they are duly authorized to sign the foregoing Certificate of Amendment; and that they have read the said Certificate, know the contents thereof, and that the same are true.

                                              /s/ George St. John
                                              ---------------------------
                                              Office Held: Vice President

                                              /s/ Kenneth A. Odell
                                              ---------------------------
                                              Office Held: Assistant Secretary

Subscribed and sworn to before me this
26th day of November, 1980.

/s/ Susan S. Shiroma
Notary Public, ____________Judicial Circuit
              State of Hawaii

My commission expires: 3/26/83

                                                                  Exhibit T3A-52

                        DEPARTMENT OF REGULATORY AGENCIES

                                 STATE OF HAWAII

In the Matter of the Incorporation                   )
                                                     )
                  of                                 )
AMFAC/C-E HAWAII, INC.                               )
                                                     )
-----------------------------------------------------

                            ARTICLES OF INCORPORATION

         The undersigned, desiring to form a corporation under the laws of the State of Hawaii, does hereby execute the following Articles of Incorporation:
First: The name of the corporation shall be Amfac/C-E Hawaii, Inc.

         Second: The location of the principal office of the corporation shall be in Waipahu, Hawaii or at such other location in the State of Hawaii as the Board of Directors shall designate. The street address of the initial office of the corporation will be 94-833 Makaaloha Street, Waipahu, Hawaii 96797. The mailing address of the initial office will be P. O. Box O, Waipahu, Hawaii 96797.

         Third: The purposes for which the corporation is organized are the following:

         (a) To engage in the business of a general contractor in the State of Hawaii; to construct, finance and operate construction projects and to buy, own, sell, lease or rent property, real, personal or mixed, if any be necessary in the conduct of its business aforesaid and not contrary to law.

         (b) To undertake and carry on any business, investment, transaction, venture or enterprise which may be lawfully undertaken or carried on by a corporation and any business whatsoever which may seem to the corporation convenient or suitable to be undertaken.

         The corporation shall have the following powers:

         1. To have succession by its corporate name perpetually;

         2. To sue and be sued in any court;

         3. To make and use a common seal, and to alter the same at its pleasure;

         4. To hold, purchase and convey such property as the purposes of the corporation shall require without limit as to amount;

         5. To appoint such subordinate officers and agents as the business of the corporation requires;

         6. To make and adopt, and from time to time amend or repeal, Bylaws not inconsistent with any of the Articles of Incorporation or with the laws of the State of Hawaii;

         7. To borrow money or otherwise incur indebtedness without limit as to amount and with or without security and to secure any indebtedness by deed of trust, mortgage, pledge, hypothecation or lien upon all or any part of the real, personal or mixed property of the corporation, and to execute bonds, promissory notes, bills of exchange, debentures or other obligations or evidences of indebtedness of all kinds;

         8. To purchase, take, receive, subscribe for, or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge or otherwise dispose of and generally to use and deal in and with stocks, scrip, bonds, notes, debentures, commercial paper, obligations and securities including, so far as permitted by law, its own issued shares of capital stock or other securities, and also any other securities or evidences of indebtedness whatsoever or any interest therein and while the owner of the same to exercise all the rights, powers and privileges of ownership;

         9. To draw, make, accept, endorse, assign, discount, guarantee, execute and issue all such bills of exchange, bills of lading, promissory notes, stock and other warrants and other instruments to be assignable, negotiable or transferable by delivery or to order or otherwise;

         10. To lend and advance money or to give credit, with or without security, to such persons, firms or corporations and on such terms as the Board of Directors shall determine; and if with security, then upon mortgages, deeds of trust, pledges or other hypothecations or liens upon real, personal or mixed property or any right or interest therein or thereto;

         11. To aid any person or entity of which any of the bonds or other securities or evidences of indebtedness or stock are held by this corporation, and to do any acts or things to preserve, protect, improve or enhance the value of any such bonds or other securities or evidences of indebtedness or stock, including specifically the right and power to enter into and take the management of any such enterprise of any kind or nature and, while so managing any such enterprise, to do the acts and things incidental or necessary thereto;

         12. To become a party to and effect a merger or consolidation with another corporation or other corporations, and to enter into agreements and relationships with any persons or entity;

         13. To become surety for or guarantee any dividends, bonds, stocks, contracts, debts or other obligations or undertakings, with or without security, of any other person or entity;

         14. To become a general or limited partner in any partnership or to become a venturer in any joint venture, and to enter into and perform any contracts, undertakings and obligations to the same extent as if the corporation were a natural person;

         15. To sell, convey, mortgage, pledge, lease, exchange, transfer and otherwise dispose of all or any part of its property and assets;

         16. To lend money to its employees, officers and directors and otherwise assist its employees, officers and directors;

         17. To conduct its business, carry on its operations, have offices and exercise the powers granted to it in any part of the world, directly or indirectly, and as principal, agent, factor, contractor or otherwise, and by or through trustees, agents or otherwise, and either alone or in conjunction with others;

         18. To elect or appoint officers and agents of the corporation, define their duties and fix their compensation;

         19. To make donations for the public welfare or for charitable, scientific or educational purposes and, in time of war, to make donations in aid of war activities;

         20. In time of war, to transact any lawful business in aid of the United States in the prosecution of the war;

         21. To indemnify any director or officer or former director or officer of the corporation or any person who may have served at its request as a director or officer of another corporation, whether or not such person is also an officer or director of the corporation, and the heirs, executors, administrators and assigns of any person heretofore named, against all costs, expenses and liabilities including the amounts of judgments, amounts paid in compromise settlements and paid for services of counsel and other related expenses which may be incurred by or imposed on him in connection with any claim, investigation, inquiry, action, suit or proceeding, civil or criminal, instituted or threatened in which he may be involved as a party or otherwise by reason of being or having been such director or officer, whether or not he continues to be such officer or director at the time of the incurring or imposition of such costs, expenses or liabilities, except in relation to matters as to which he is finally adjudged in the action, suit or proceeding to be liable for negligence or willful misconduct in the performance of his duty to the corporation; to make any other indemnification that is authorized by the Articles of Incorporation, the Bylaws or any resolution adopted by the stockholders after notice; and to purchase and maintain insurance on behalf of any person who may be indemnified under these Articles of Incorporation or the Bylaws of the corporation;

         22. To pay pensions and establish pension plans, pension trusts, profit-sharing plans, stock bonus plans, stock option plans and other incentive or benefit plans for any of its directors, officers and employees; and, to the extent permitted by applicable federal law, to indemnify and purchase and maintain insurance on behalf of any fiduciary of any employee benefit plan or trust maintained for the benefit of employees of the corporation or another corporation in which it owns shares;

         23. To enter into any arrangement with any person or entity to carry on any business for which this corporation is authorized or any business or transaction deemed necessary, convenient or incidental to carrying out any of the purposes of the corporation;

         24. To cease its corporate activities and surrender its corporate franchise; 25. To have and exercise all powers necessary or convenient to effect any or all of the purposes for which the corporation is organized or which may hereafter be provided by law and which may be implied therefrom.

         The foregoing purposes and powers shall be liberally construed and shall not be deemed to exclude by inference any purposes or powers which the corporation is empowered to exercise, whether expressly by any applicable laws now or hereafter in effect or impliedly by the reasonable construction of any such laws.

         Fourth: The number of shares of common stock that the corporation is authorized to issue is One Thousand (1,000). The aggregate par value of the common stock is One Thousand Dollars ($1,000). The par value of each share is One Dollar ($1.00). The corporation shall have the privilege of subsequent extension of its capital stock from time to time in the manner provided by law up to a limit of Ten Million Dollars ($10,000,000) in the aggregate. The corporation shall have power from time to time to create an additional class or additional classes of stock with such preferences, voting powers, restrictions and qualifications thereof as shall be fixed in the resolution authorizing the issue thereof in accordance with law.

         Fifth: (a) The Board of Directors of the corporation shall consist of two or more persons as shall be determined in accordance with the Bylaws. The officers and directors of the corporation need not be stockholders of the corporation. The directors (and alternate directors and/or substitute directors, if any) shall be elected or appointed, may be removed from office and all vacancies in the office of the director or of any officer shall be filled all in the manner provided for in the Bylaws.

         (b) The names and residence addresses of the directors who are to serve until their successors are elected, as provided by the Bylaws, are as follows:

                                                   NAME RESIDENCE ADDRESS

David W. Ballie, Jr.                               250 Kawaihae Street
                                                   Honolulu, Hawaii  96825

Leo E. Buckley                                     6 Merrywood Drive
                                                   Simsbury, Connecticut  06070

John A. Cunningham                                 90 Juniper Drive
                                                   Avon, Connecticut  06095

J. T. Fellows                                      246 Aikahi Loop
                                                   Kailua, Hawaii
                                                   96734

John W. Siemer                                     4340 Pahoa Avenue
                                                   Honolulu, Hawaii  96816

John H. Slack                                      10 Highwood Drive
                                                   Simsbury, Connecticut  06070

         (c) All the powers and authority of the corporation shall be vested in and may be exercised by the Board of Directors, except as otherwise provided by law, these Articles of Incorporation or the Bylaws; and in furtherance and not in limitation of the general powers, the Board of Directors shall have the power to hold meetings; to issue from time to time any or all shares of the corporation to any party or parties for such consideration or considerations upon and subject to such terms and conditions and for such corporate purposes as the Board may from time to time determine; to determine what portion, if any, of the consideration received for any authorized stock without par value shall be allocated to the paid-in surplus of the corporation; to determine at what times and places and under what conditions the books of the corporation shall be open to inspection by the stockholders; to fix and determine from time to time an amount or amounts as a reserve or reserves for any purpose or to abolish any such reserve or reserves; to make any lawful disposition of any paid-in or capital surplus or charge to the same organization expenses or other similar expenses properly chargeable to the capital account; to use or apply any funds of the corporation lawfully available therefore for the purchase or acquisition of shares of the capital stock or bonds or other securities of this corporation, in the market or otherwise, at such price as may be fixed by the Board and to such extent and in such manner and for such purposes and upon such terms as the Board may deem expedient and as may be permitted by law; from time to time in such manner and upon such terms and conditions as may be determined by the Board, to provide and carry out and recall, abolish, revise, alter or change, one or more plan or plans for: (i) the issue or the purchase and sale of its capital stock or granting of options or warrants therefor to any or all of the employees, officers or directors of the corporation or of any subsidiaries, and the payment of such stock in installments or at one time, with or without the right to vote thereon pending payment in full, and for aiding any such persons in paying for such stock by contributions, compensation for services or otherwise; (ii) the participation by any or all of the employees, officers or directors of the corporation or of any subsidiaries in the profits of the corporation or of any branch, division or subsidiary thereof as part of the corporation's legitimate expenses; and (iii) the furnishing to any or all of the employees, officers or directors of the corporation or of any subsidiaries at the expense, wholly or in part, of the corporation, of insurance against accident, sickness or death, pensions during old age, disability or unemployment or retirement benefits; from time to time to authorize and issue obligations of the corporation, secured or unsecured, to include therein such covenants and restrictions and such provisions as to redeemability, subordination, convertibility, or otherwise, and with such maturities as the Board in its sole discretion may determine, and to authorize the mortgaging of, granting a security interest in or pledging of, as security therefor, any part or all of the property of the corporation, real or personal, including after-acquired property; to acquire and dispose of property; to appoint a general manager, branch managers and such other managers or agents of the corporation as in its judgment this business may require and to confer upon and delegate to them by power of attorney or otherwise such power and authority as it shall determine; to fix the salaries or compensation of any or all of its officers, agents and employees, and in its discretion to require security of any of them for the faithful performance of any of their duties; to declare dividends when deemed advisable; to make rules and regulations consistent with these Articles of Incorporation or the Bylaws for the transaction of business; to instruct the officers or agents of the corporation with respect to, and to authorize the voting of, stock of other corporations owned or held by this corporation; to incur such indebtedness as may be deemed desirable; to create such committees (including an executive committee or committees) and to designate as members of such committees such persons as it shall determine and to confer upon such committees such powers and authorities as may by resolution be set forth for the purpose of carrying on or exercising any of the powers of the corporation; to remove or suspend any officer and generally to do any and every lawful act necessary or desirable to carry into effect the powers and purposes of the corporation.

         (d) The officers of the corporation shall be a Chairman of the Board, President, one or more Vice Presidents as shall be determined by the Bylaws, a Secretary and a Treasurer. The corporation may have such additional officers as shall be determined in accordance with the Bylaws. The officers shall have the powers, perform the duties and be appointed as shall be determined in accordance with the Bylaws. Any person may hold two offices of the corporation if so provided by the Bylaws. The names and residence addresses of the initial officers are:

NAME                                           RESIDENCE ADDRESS

John H. Slack                                  10 Highwood Drive
Chairman of the Board                          Simsbury, Connecticut  06070

John W. Siemer                                 4340 Pahoa Avenue
President                                      Honolulu, Hawaii  96816

William D. Balfour, Jr.                        94-925 Manager's Drive
Vice President                                 Waipahu, Hawaii  96797

David W. Ballie, Jr.                           250 Kawaihae Street
Vice President and Secretary                   Honolulu, Hawaii  96825

John A. Cunningham                             90 Juniper Drive
Vice President                                 Avon, Connecticut  06095

George St. John                                94-544 Alapoai Street
Vice President and Treasurer                   Mililani, Hawaii  96789

Hans von Steiger                               39 Linbrook
Vice President                                 West Hartford, Connecticut  06107

Anthony Corjulo                                172 Stoner Drive
Assistant Secretary                            West Hartford, Connecticut  06107

Herbert C. Jahnke                              15 Evans Drive
Assistant Secretary                            Simsbury, Connecticut  06070

Kenneth A. Odell                               427 Paumakua Place
Assistant Secretary                            Kailua, Hawaii  96734

Leo E. Buckley                                 6 Merrywood Drive
Assistant Treasurer                            Simsbury, Connecticut  06070

J. T. Fellows                                  245 Aikahi Loop
Assistant Treasurer                            Kailua, Hawaii 96734

Haney S. Miura                                 3718-D Kilauea Avenue
Assistant Treasurer                            Honolulu, Hawaii  96816

         Sixth: No contract or other transaction between the corporation and any other person, firm, corporation, association or other organization and no act of the corporation shall in any way be affected or invalidated by the fact that any of the directors or officers of the corporation are parties to such contract, transaction or act or are pecuniarily or otherwise interested in the same or are directors or officers or members of any such other firm, corporation, association or other organization, provided that the interest of such director shall be disclosed or shall have been known to the Board of Directors authorizing or approving the same or to a majority thereof. Any director of the corporation who is a party to such transaction, contract or act or who is pecuniarily or otherwise interested in the same or is a director or officer or member of such other firm, corporation, association or other organization may be counted in determining a quorum of any meeting of the Board of Directors which shall authorize or approve any such contract, transaction or act and may vote thereon with like force and effect as if he were in no way interested therein. Neither any director nor any officer of the corporation, being so interested in any such contract, transaction or act of the corporation which shall be approved by the Board of Directors of the corporation, nor any such other person, firm, corporation, association or other organization in which such director may be a director, officer or member shall be liable or accountable to the corporation or to any stockholder thereof, solely by reason of being an interested person, for any loss incurred by the corporation pursuant to or by reason of such contract, transaction or act or for any gain received by any such other party pursuant thereto or by reason thereof.

                  Seventh: The corporation shall indemnify each present, former and future officer and director of the corporation and each person who serves at the request of the corporation as an officer or director of any other corporation, whether or not such person is also an officer or director of the corporation, against all costs, expenses and liabilities including the amounts of judgments, amounts paid in compromise settlements and paid for services of legal counsel and other related expenses which may be incurred by or imposed on him in connection with any claim, demand, action, suit, proceeding, investigation or inquiry, civil or criminal, hereafter made, instituted or threatened in which he may be involved as a party or otherwise by reason of his being or having been such officer or director, whether or not he continues to be such officer or director at the time of the incurring or imposition of such costs, expenses or liabilities, except in relation to matters as to which he shall in such action, suit or proceeding be finally adjudged to be, or shall be, liable by reason of his negligence or willful misconduct toward the corporation in the performance of his duties as such officer or director. As to whether or not a director or officer was liable by reason of negligence or willful misconduct toward the corporation in the performance of his duties as such officer or director, in the absence of such final adjudication of the existence of such liability, the Board of Directors and each officer and director may conclusively rely upon an opinion of legal counsel selected by or in the manner designated by the Board of Directors. The foregoing right of indemnification shall not be exclusive of other rights to which any such officer or director may be entitled as a matter of law or otherwise and shall inure to the benefits of the heirs, executors, administrators and assigns of each such officer or director.

         Eighth: No stockholder shall be liable for the debts of the corporation beyond the amount which may be due or unpaid upon any share or shares of stock of the corporation owned by him.

         IN WITNESS WHEREOF, the Incorporator has hereunto subscribed her name on this 24th day of June, 1980.

                                                   /s/ Barbara Wilson
                                                   ------------------
                                                   Barbara Wilson

STATE OF HAWAII                             )
                                            )     SS:
CITY & COUNTY OF HONOLULU                   )

         On this 24 day of June, 1980, before me personally appeared Barbara Wilson, to me known to be the person described in and who executed the foregoing instrument, and acknowledged to me that she executed the same as her free act and deed.

                                                 /s/ Susan S. Shiroma
                                                 Notary Public, First Judicial
                                                 Circuit, State of Hawaii
                                                 My commission expires: 3/26/83

                                                                  Exhibit T3A-52

                        DEPARTMENT OF REGULATORY AGENCIES

                                 STATE OF HAWAII

In the Matter of the Incorporation                   )
                                                     )
                  of                                 )
                                                     )
AMFAC/C-E HAWAII, INC.                               )
                                                     )
-----------------------------------------------------

                              AFFIDAVIT OF OFFICERS

STATE OF HAWAII                                      )
                                                     )     SS:
CITY & COUNTY OF HONOLULU                            )

         John W. Siemer, George St. John and David W. Ballie, Jr., being first duly sworn, each for himself, deposes and says that:

         1. John W. Siemer, George St. John and David W. Ballie, Jr. are named in the Articles of Incorporation filed herewith as President, Vice President and Treasurer and Vice President and Secretary, respectively, of Amfac/C-E Hawaii, Inc.

         2. The total number of authorized shares of the proposed corporation is One Thousand (1,000) shares of common stock with the par value of One Dollar ($1) each, having a total capitalization of One Thousand Dollars ($1,000), with the privilege of extending the capital stock of the corporation up to Ten Million Dollars ($10,000,000).

         3. The name of the subscribers for said shares, the number of shares subscribed for, the subscription price of the shares subscribed and the amount of capital paid in cash by each subscriber are as follows:

                                Number of Shares   Subscription Price    Cash
         Subscriber                Subscribed          For Shares       Paid In
----------------------------    ----------------   ------------------   -------
Combustion Engineering, Inc.           500                $500           $500
Oahu Sugar Company, Limited            500                $500           $500

         4. One hundred percent (100%) of the aggregate authorized capital stock of the proposed corporation has been subscribed and paid in cash.

         And further affiants sayeth not.

                                                       /s/ John W. Siemer
                                                       ------------------
                                                       John W. Siemer

                                                       /s/ George St. John
                                                       -------------------
                                                       George St. John

                                                       /s/ David W. Ballie, Jr.
                                                       ------------------------
                                                       David W. Ballie, Jr.

Subscribed and sworn to before me,
this 24th day of June, 1980.

----------------------------------
Notary Public, First Judicial
Circuit, State of  Hawaii
My commission expires:  3/26/83

                                                                  Exhibit T3A-52

      State
      of
      California
      OFFICE OF THE SECRETARY OF STATE

         I, MARCH FONG EU, Secretary of State of the State of California, hereby certify:

         That the annexed transcript has been compared with the record on file in this office, of which it purports to be a copy, and that same is full, true and correct.

                                         IN WITNESS WHEREOF, I execute
                                            this certificate and affix the Great
                                            Seal of the State of California this
                                            December 15, 1983

                                         /s/ MARCH FONG EU
                                         ------------------
                                         Secretary of State

                                                                  Exhibit T3A-52

                            CERTIFICATE OF AMENDMENT
                          OF ARTICLES OF INCORPORATION

CLYDE E. SUMIDA and BARBARA WILSON certify that:

         1. They are the Vice President and the Secretary, respectively, of AMFAC COMMERCIAL CREDIT, a California corporation.

         2. Article One of the Articles of Incorporation of this corporation is amended to read as follows:

                     "The name of this corporation is OAHU
                          WASTE ENERGY RECOVERY, INC."

         3. Article Two of the Articles of Incorporation of this corporation is amended to read as follows:

         "The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code."

         4. Article Three of the Articles of Incorporation of this corporation is amended to read as follows:

                 "The county in the State of California where the principal office for the transaction of the business of this corporation is to be located is San Francisco County."

         5. Article Sixth of the Articles of Incorporation of this corporation is added to read as follows:

                 "This corporation elects to be governed by all of the provisions of the General Corporation Law effective January 1, 1977 nor otherwise applicable to it under Chapter 23 thereof."

          6. The foregoing amendments of Articles of Incorporation have been duly approved by the Board of Directors.

         7. The foregoing amendments of Articles of Incorporation have been duly approved by the sole stockholder in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of the corporation is 1,000. The number of shares voting in favor of the amendments equaled or exceeded the vote required. The percentage vote required was more than 50%.

         The undersigned declare under penalty of perjury that the matters set forth in the certificate are true and correct of their own knowledge. Executed at Honolulu, Hawaii on December 12, 1983.

                                                /s/ Clyde E. Sumida
                                                -------------------
                                                CLYDE E. SUMIDA, Vice President

                                                /s/ Barbara Wilson
                                                ------------------
                                                BARBARA WILSON, Secretary

                                 STATE OF HAWAII
                   DEPARTMENT OF COMMERCE AND CONSUMER AFFAIRS
                         Business Registration Division
                              1010 Richards Street
              Mailing Address: P.O. Box 40, Honolulu, Hawaii 96810

                 ARTICLES OF AMENDMENT TO CHANGE CORPORATE NAME
                    (Section 415-61, Hawaii Revised Statutes)

1. The undersigned, duly authorized officers of the corporation submitting these Articles of Amendment certify as follows:

2. The present name of the corporation is:

   Combustion Engineering Hawaii, Inc.

3. The name of the corporation is changed to:

   Ogden Projects of Hawaii, Inc.

4. Total number of shares outstanding is: 1,000 common shares, $1.00 par value per share

5. If adoption of the amendment to change the corporate name was at a meeting, complete the following:

   The meeting of the shareholders was held on.________________________________
                                                 (Month         Day       Year)

                                    Number Voting               Number Voting
         Class/Series               For Amendment              Against Amendment

6. If adoption of the amendment to change the corporate name was by unanimous written consent of the shareholders, complete the following:

                                 December         29,              1992,
   By written consent dated    -------------------------------------------
                                 (Month          Day              Year)

   the shareholders unanimously adopted the amendment to change the corporate name.

We certify under the penalties of Section 415-136, Hawaii Revised Statutes, that we have read the above statements, and that the same are true and correct.

Witness our hands this 29th day of December, 1992.

                                            Timothy J. Simpson, Vice Pres.,
Jeffrey R. Horowitz, Senior Vice Pres.,     Assistant
---------------------------------------     ------------------------------------
   (Type/Print Name & Title) Secretary      (Type/Print Name & Title)  Secretary

/s/ Jeffrey R. Horowitz                                  /s/ Timothy J. Simpson
-----------------------                                  ----------------------

(Signature of Officer)                                   (Signature of Officer)

                                                                  Exhibit T3A-52

                  CT System                          January 8, 1993

CT Corporation System
PO Box 939
Honolulu, HI  96808
808-521-9200
Fax 808 531-8738

{xx} SPECIAL HANDLING

State of Hawaii
Department of Commerce and Consumer Affairs
Business Registration Division
P.O. Box 40 Honolulu, Hawaii 96810

    RE: OGDEN PROJECTS OF HAWAII, INC.
        (FORMERLY: COMBUSTION ENGINEERING HAWAII, INC.)

Ladies and Gentlemen:

         In connection with the above-referenced entity, we enclose the following:

         1. Articles of Amendment to Change Corporate Name.

         2. CT Corporation System Check No. UC 21681 in the amount of $25.00 and CSFW Check No. 82101 of $40.00 in payment of the filing and special handling fees.

         Please affix your receipt stamp to the enclosed copy of this letter and documents. When the processed documents are ready for pick-up, kindly call me at 544-3845.

         Thank you in advance for your assistance.

                                               Yours very truly,

                                               /s/ Carolyn K. Swartz
                                               ----------------------------
                                               Carolyn K. Swartz
                                               Special Assistant Secretary
                                               The Corporation Company, Inc.
Enc.

          Please hold the papers and call me if there are any problems.

                                                                  Exhibit T3A-52

                                                         CSC - WILMINGTON
                                                         SUITE 400
                                                         2711 CENTERVILLE ROAD
                                                         WILMINGTON  DE 19808
                                                         800-927-9800
                                                         302-636-5454

Re: CONVANTA PROJECTS OF HAWAII, INC.

To Whom it May Concern:

Please accept this letter as our intent to cancel the above corporate name.

The name was reserved by Corporation Service Company and we are hereby releasing the name.

Thank you for your acceptance of this letter.

                                                     Very truly yours,

                                                     /s/ Carol K. Dolor
                                                     --------------------
                                                     Carol K. Dolor
                                                     Asst. Vice President

                                                                  Exhibit T3A-52

                                 STATE OF HAWAII
                   DEPARTMENT OF COMMERCE AND CONSUMER AFFAIRS
                         Business Registration Division
                              1010 Richards Street
              Mailing Address: P.O. Box 40, Honolulu, Hawaii 96810

                              ARTICLES OF CORRECTON
                   (Section 415-55.6, Hawaii Revised Statutes)

PLEASE TYPE OF PRINT LEGIBLY IN BLACK INK

1.       Name of the corporation: OGDEN PROJECTS OF HAWAII, INC.

2. Describe the document to be corrected, including the file date, or attach a copy of the document to be corrected:

                  Articles of Amendment to Change Corporate Name filed on January 8, 1993

3. Specify the incorrect statement and give the reason it is incorrect or describe the manner in which the document was defectively executed, attested, sealed, verified, or acknowledged:

                  The name change was authorized by unanimous written consent of the sole shareholder on January 8, 1993. In item #5 on the Articles of Amendment, it was stated that the written consent was dated December 29, 1992. This was due to a typographical error. Additionally, the Articles of Amendment should have been dated January 8, 1993, but were also dated December 29, 1992, due to typographical error.

4. The incorrect statement or defective execution is corrected as follows or as attached hereto:

5. By written consent dated January 8, 1993, the shareholders unanimously adopted the amendment to change the corporate name."

         "Witness our hands this 8th day of January, 1993."

We certify under the penalties of Section 415-136, Hawaii Revised Statues, that we have read the above statements and that the same are true and correct.

Witness our hands this 25th day of February, 1993.

            Jeffrey R. Horowitz,                    Timothy J. Simpson,
            Senior Vice Pres.,                      Vice Pres., Assistant
---------------------------------------   --------------------------------------
     (Type/Print Name & Title) Secretary   (Type/Print Name & Title) Secretary

/s/ Jeffrey R. Horowitz                                  /s/ Timothy J. Simpson
-----------------------                                  ----------------------

 (Signature of Officer)                                  (Signature of Officer)

Signature must be in black ink.
Articles must be signed by two individuals who are officers of the corporation.

                                                                  Exhibit T3A-52

                                 STATE OF HAWAII
                   DEPARTMENT OF COMMERCE AND CONSUMER AFFAIRS
                         Business Registration Division
                              1010 Richards Street
              Mailing Address: P.O. Box 40, Honolulu, Hawaii 96810

                 ARTICLES OF AMENDMENT TO CHANGE CORPORATE NAME
                    (Section 415-61, Hawaii Revised Statutes)

PLEASE TYPE OR PRINT LEGIBLY IN BLACK INK

The undersigned duly authorized officers of the corporation submitting these Articles of Amendment, certify as follows:

1. The present name of the corporation is:

   OGDEN PROJECTS OF HAWAII, INC.#44074D1

2. The name of the corporation is changed to:

   COVANTA PROJECTS OF HAWAII, INC.

3. The total number of shares outstanding is: 1,000

4. The amendment to change the corporation name was adopted (check one):

   [ ] at a meeting of the shareholders held on_________________________________
                                                    (Month       Day       Year)

                             Number of Shares Voting     Number of Shares Voting
        Class/Series              For Amendment             Against Amendment

                                       or

   |X|      by written consent dated February 28, 2001 which all of the
                                     (Month   Day Year)
   shareholders signed.

We certify under the penalties of Section 415-136, Hawaii Revised Statutes, that we have read the above statements and that the same are true and correct.

Signed this    28th day of February, 2001

Anthony Orlando, EVP                           Patricia Collins, Asst. Secretary
--------------------------------               ---------------------------------
   (Type/Print Name & Title)                       (Type/Print Name & Title)

/s/ Anthony Orlando                                       /s/ Patricia Collins
-------------------                                       -------------------
(Signature of Officer)                                   (Signature of Officer)

SEE INSTRUCTIONS ON REVERSE SIDE. The articles must be signed by two individuals who are officers of the corporation.

                                                                  Exhibit T3A-52

                  CT System                          March 5, 1993

CT Corporation System
PO Box 939
Honolulu, HI  96808
808-521-9200
Fax  808 531-8738

{xx} SPECIAL HANDLING

State of Hawaii
Department of Commerce and Consumer Affairs
Business Registration Division
P.O. Box 40 Honolulu, Hawaii 96810

           RE: OGDEN PROJECTS OF HAWAII, INC.

Ladies and Gentlemen:

         In connection with the above-referenced entity, we enclose the following:

         1. ARTICLES OF CORRECTION.

         2. CSFW CHECK NO. 84049 IN THE AMOUNT OF $25.00 IN PAYMENT OF THE FILING FEE.

Please affix your receipt stamp to the enclosed copy of this letter and documents. When the processed documents are ready for pick-up, kindly call me at 544-3845.

         Thank you in advance for your assistance.

                                              Yours very truly,

                                              /s/ Carolyn K. Swartz

                                              Carolyn K. Swartz
                                              Special Assistant Secretary
                                              The Corporation Company, Inc.
Enc.

         Please hold the papers and call me if there are any problems.